UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Amendment #2

SEC File #: 333-166848

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Atlas Resources, Incorp.
(Exact name of registrant as specified in its charter)

Nevada	1000	27-0535237
(State or jurisdiction of Incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Atlas Resources, Incorp.
4759 Kester Avenue
Sherman Oaks, CA 91403
Telephone: 310-780-1558
(Address and telephone number of principal executive offices)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 202
Carson City, Nevada 89701
Telephone: 1-800-555-9141
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed  or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

|__|

Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	280,000 shares	$0.05 per share	$140,000	$7.70

(1)	Based on the last sales price on October 30, 2009
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August 6, 2010

PROSPECTUS

ATLAS RESOURCES, INCORP.

2,800,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

We do not have any relationship in any manner with any existing companies with similar names to ours, including Atlas Energy, Inc., Atlas Resources, LLC., or Atlas Energy Resources, LLC, or any affiliate of these companies.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.

See section entitled "Risk Factors" on pages 6 - 8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: August 6, 2010

Table Of Contents

PAGE

Summary

  5

Risk Factors

  6

If we do not obtain additional financing, our business will fail

  6

Because we have not commenced business operations, we face a high risk of business failure

  6

Because of the speculative nature of exploration of mining properties, there is substantial risk that our business fail

  6

Because we have not yet retained any geologist to physically examine the Portage Bay claim in the field, we cannot be assured that information that we have received regarding the potential for the claim to have economic mineralization is accurate

  7

We need to continue as a going concern if our business is to succeed

  7

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

  7

Even if we discover commercial reserves of minerals on the Portage Bay claim, we may not be able to successfully commence commercial production

  7

Because our president has other business interests , he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

  7

Because our management has only limited  experience in mineral exploration, our business has a higher risk of failure

  8

If a market for our common stock does not develop, shareholders may be unable to sell their shares

  8

Because our president owns 58.9% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders

  8

A purchaser is purchasing penny stock, which limits his or her ability to sell the stock

  8

Use of Proceeds

  8

Determination of Offering Price

  8

Dilution

  9

Selling Shareholders

  9

Plan of Distribution

10

Description of Securities

12

Interest of Named Experts and Counsel

12

Description of Business

13

Description of Property

17

Legal Proceedings

17

Market for Common Equity and Related Stockholder Matters

17

Financial Statements

19

Plan of Operation

38

Changes in and Disagreements with Accountants

39

Available Information

39

Directors, Executive Officers, Promoters and Control Persons

39

Executive Compensation

40

Security Ownership of Certain Beneficial Owners and Management

41

Certain Relationships and Related Transactions

41

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

41

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the business of mineral property exploration.  To date, we have not conducted any exploration on our sole mineral property, the Portage Bay claim located in Rathbun Township in the Sudbury Mining District, Ontario.  On December 10, 2009, we purchased this claim from Terry Loney for $10,000.

Our objective is to conduct mineral exploration activities on the Portage Bay claim in order to assess whether it possesses economic reserves of copper, nickel and platinum group elements.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on July 1, 2009 under the laws of the state of Nevada.  Our principal offices are located at 4759 Kester Avenue, Sherman Oaks, CA, 91403. Our telephone number is 310-780-1558.

The Offering:

Securities Being Offered	Up to 2,800,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,800,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	6,800,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
Cash	$22,918	$24,158
Total Assets	$32,918	$34,158
Liabilities	$ 1,813	$ 1,566
Total Stockholders’ Equity	$31,105	$32,592

Statement of Operations

From Incorporation on
July 1, 2009 to March 31, 2010
(unaudited)

Revenue	$0
Net Loss	($3,895)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of March 31, 2010, we had cash on hand in the amount of $22,918.  Our current operating funds are less than necessary to complete all intended exploration of the Portage Bay claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income.  As well, we will not receive any funds from this offering.

Our business plan calls for significant expenses in connection with the exploration of the Portage Bay claim. While we have sufficient funds to conduct the initial exploration on the property, we will require additional financing in order to determine whether the claim contains economic mineralization. We will also require additional financing if the costs of the exploration of the Portage Bay claim are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for minerals, investor acceptance of our mineral claim and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Portage Bay property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Portage Bay property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on July 1, 2009 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Portage Bay property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.  If we determine that the Portage Bay property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes.  Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Portage Bay property does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan.

BECAUSE WE HAVE NOT YET RETAINED ANY GEOLOGIST TO PHYSICALLY EXAMINE THE PORTAGE BAY CLAIM IN THE FIELD. WE CANNOT BE ASSURED THAT INFORMATION THAT WE HAVE RECEIVED REGARDING THE POTENTIAL FOR THE CLAIM TO HAVE ECONOMIC MINERALIZATION IS ACCURATE.

Amanda Tremblay, who provided us with a geological summary of the Portage Bay claim and recommendations for exploration, has not physically examined the Portage Bay claim. As well, we have not yet retained any professional geologist or mining engineer to physically examine the claim in the field. Accordingly, our assessment of the potential of the Portage Bay claim to contain economic mineralization is based upon prior data maintained by the Ontario Ministry of Northern Development, Mines and Forestry, which may or may not be accurate.  Any assessment of the likelihood of the Portage Bay claim to contain economic mineralization must be made in light of this risk.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

We have incurred losses since our inception resulting in an accumulated deficit of $3,895 at March 31, 2010.  Further losses are anticipated in the development of our business.  As a result, there is substantial doubt about our ability to continue as a going concern. The Report of Independent Registered Public Accounting Firm relating to our audited financial statements for the period ended December 31, 2009 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.

Our  ability to  continue as a going concern is dependent upon our ability to generate  profitable  operations in the future  and/or to obtain the  necessary  financing to meet our  obligations  and repay our  liabilities  arising from normal  business  operations when they come due.  The Portage Bay property does not contain any known bodies of mineralization.  We will require additional funds in order to develop the property even if our exploration programs are successful.  At this time, we cannot assure investors that we will be able to obtain financing.  If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.   If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF MINERALS ON THE PORTAGE BAY PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Portage Bay property does not contain any known bodies of mineralization. Even if our exploration programs are successful in establishing gold, silver and copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Blair Sorby, spends approximately 50% of his business time providing his services to us.  While Mr. Sorby presently possesses adequate time to attend to our interests, it is possible that the time demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director and officer, Blair Sorby, does not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Mr. Sorby’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE OUR PRESIDENT OWNS 58.9% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our president, Blair Sorby, owns 58.9% of the outstanding shares of our common stock.  Accordingly, he could potentially have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of the individual may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,800,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. The shares include the following:

1.  1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on August 12, 2009;

2.  1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on September 2, 2009; and

3.  300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on October 30, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

		Total Number
		Of Shares To	Total Shares	Percentage of
		Be Offered For	to Be Owned	Shares owned
Name Of	Shares Owned	Selling	Upon	Upon
Selling	Prior To This	Shareholders	Completion Of	Completion of
Stockholder	Offering	Account	This Offering	This Offering

Kevin Remington	250,000	250,000	Nil	Nil

Kyle Carlson	250,000	250,000	Nil	Nil

Josef T Wolf, GlennAnthony	250,000	250,000	Nil	Nil

Devin Andrew Dye	250,000	250,000	Nil	Nil

James Reinig	100,000	100,000	Nil	Nil

Derek Reinig	100,000	100,000	Nil	Nil

Raymond Miranda	100,000	100,000	Nil	Nil

Thomas Taubman	100,000	100,000	Nil	Nil

James M. Acresti	100,000	100,000	Nil	Nil

Oscar Perez	100,000	100,000	Nil	Nil

Enzo Paredes	100,000	100,000	Nil	Nil

Scott Frentrop	100,000	100,000	Nil	Nil

Paul Fontana	100,000	100,000	Nil	Nil

Frank Dominelli	100,000	100,000	Nil	Nil

Bradford D. Campbell	100,000	100,000	Nil	Nil

Stirling Gardner	100,000	100,000	Nil	Nil

Gil Patrick Moreno	100,000	100,000	Nil	Nil

Christophe Touchard	100,000	100,000	Nil	Nil

John Scasino	100,000	100,000	Nil	Nil

Alejandro Jair Neciosup Paz	30,000	30,000	Nil	Nil

Alejandro Javier Neciosup	30,000	30,000	Nil	Nil

Jonathan Boggs	30,000	30,000	Nil	Nil

Salvador Escalante	30,000	30,000	Nil	Nil

Leonard Lee Escalante	30,000	30,000	Nil	Nil

Courtney Kramer	30,000	30,000	Nil	Nil

Van Riley	30,000	30,000	Nil	Nil

David Michie	30,000	30,000	Nil	Nil

Ryan Anglin	30,000	30,000	Nil	Nil

Tara Gray	30,000	30,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 6,800,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 6, 2010, there were 6,800,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Attorney at Law, Thomas Puzzo, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Chisholm, Bierwolf, Nilson & Morrill LLC, Certified Public Accountants,  to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description Of Business

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Portage Bay claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Portage Bay claim is determined. Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to a formal survey of the claims boundaries to ensure that all discovered mineralization is contained within these boundaries.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in the Portage Bay claim.

Our plan of operation is to conduct exploration work on the Portage Bay claim in order to ascertain whether it possesses economic quantities of copper, nickel or platinum group elements. There can be no assurance that economic mineral deposits or reserves, exist on the Portage Bay claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible. Economic feasibility refers to an evaluation completed by an engineer or geologist whereby he or she analyses whether profitable mining operations can be undertaken on the property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.

We have not yet commenced the initial phase of exploration on the Portage Bay claim. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete the currently recommended exploration programs on the Portage Bay claim and they are successful, we will need to spend substantial additional funds on further drilling and engineering studies before we will ever know if there is a commercially viable mineral deposit, a reserve, on the property.

The Portage Bay claim is without known reserves. Our proposed programs are exploratory in nature.

Portage Bay Claim Purchase Agreement

On December 10, 2009, we entered into an agreement with Terry Loney whereby he agreed to sell the Portage Bay claim to us. The Portage Bay claim is located in Rathbun Township in the Sudbury Mining District of Ontario. In order to acquire a 100% interest in this claim, we paid $10,000 to Mr. Loney.

Title to the Portage Bay Claim

The Portage Bay claim consists of one mining claim comprising approximately 32 hectares. There are no other underlying agreements or interests in the property.  The registered owner of the Portage Bay claim is Terry Loney, the vendor of the claim. He holds the claim in trust for us as the 100% beneficial owner of the claim. There are no other interests in the Portage Bay claim, including any underlying agreements or royalties.

Terry Loney initially acquired mineral rights relating to the Portage Bay claim through a staking and filing process with the Ontario Ministry of Northern Development, Mines and Forestry, which commenced on November 22, 2009 and was completed on December 2, 2009. These rights provide that the claims will remaining in good standing so long as a minimum of $800 in exploration on the claim, or cash paid to the Ministry in lieu of this exploration work, by the anniversary of the date that the claim came into existence, namely December 2 of each year. The Portage Bay claim is in good standing until December 2, 2011, by which time we must either complete an additional $800 in exploration on the claim or pay an $800 cash payment to the Ministry.  We anticipate incurring expenditures far in excess of the $800 requirement by December 2, 2011.

Details relating to the Portage Bay claim are as follows:

Mining Division: Sudbury (Division 70)

Township: Rathbun

Lot Description: NE1/4S1/2&partSE1/4L8C4, Part w1/2 L7 C4

Claim Number: 4253705

Date of Recording: December 2, 2009

Due date (subject to renewal): December 2, 2011

The Portage Bay claim is designated as a lode claim and is regulated by the Province of Ontario and governed by the Ontario Ministry of Northern Development, Mines and Forestry. A claim holder is entitled to explore the claim area for economic mineralization and may apply to extract mineralization and operate the claim as a mine if exploration results justify this.  We do not hold any real property interest in the land comprising the Portage Bay claim. We only have the right to explore the claim for the presence of minerals through surface and sub-surface exploration, including drilling.

PORTAGE BAY CLAIM

The following information constitutes a summary of the information contained in a geological report relating to the Portage Bay claim that was prepared by Ms. Amanda Tremblay:

Location

The Portage Bay claim is located in the west-central portion of Rathbun Township at approximately 46º46’ north latitude and 80°38’ west longitude.  The claim is approximately 40 kilometers northeast of the city of Sudbury, Ontario.

Accessibility

The Portage Bay claim can be accessed via a Trans-Canada Highway turnoff located about 25 kilometers east of Sudbury onto Kukagami Lake Road. There are several old logging trails that lead towards the mining claims, which are about 30 kilometers along Kukagami Lake Road, past Matagamasi Lake. Thus, we will access our property for exploration by motor vehicle.

Climate

The Portage Bay region is considered to have a humid, high cool temperate climate with an average mean annual temperature of 3.5° Celsius.  The average annual precipitation is 872 millimeters with an annual average of 0.4 meters of snow cover.

Local Resources and Physiography

Forestry, mining and tourism are the most important land uses in the region of the Portage Bay claim. The land is dominated by a cover of mixed wood forest that includes sugar maple, poplar, eastern white pine and red pine, yellow birch and eastern hemlock. The area contains ridged to hummocky rock outcrops that may be covered in whole or in part by glacial moraines and glacial till. Exposed rock comprises about 15 to 20% of the Portage Bay claim with soil, silt and plants covering the rest.

Infrastructure and Condition of the Property

The Portage Bay claim is free of mineral workings.  There is no equipment or other infrastructure facilities located on the claim.  As well, there is no power source located on the claim.  We will need to use portable generators if we require a power source for exploration of the Portage Bay claim.  There are numerous lakes surrounding the Portage Bay claim that would provide us with a source of water for exploration and development.

Mineralization and Geology

Several exploration programs have been conducted in the area of the Portage Bay claim with some of them aimed at gold, nickel, copper and platinum group element mineralization.  Platinum group elements consist of platinum, palladium, rhodium, ruthenium, osmium and iridium. These exploration programs have focused on the contacts between sedimentary rocks of the area and gabbro intrusions.  Sedimentary rocks are formed at the Earth’s surface through the deposit of layers of sediment over time. Gabbro intrusions are bodies of dark grained, coarse, volcanic rock that has crystallized from molten magma below the surface of the Earth.

Mineralization is often found in areas where these two rock types meet. To date, no mineralization of economic significance has been discovered on the Portage Bay claim.

Exploration History

There has been no significant exploration conducted on the claims comprising the Portage Bay claim. There is no current exploration being conducted on the Portage Bay claim and we have not incurred any costs to date relating to exploration on the Portage Bay claim.

Recommendations

As part of our agreement to acquire the Portage Bay claim, the vendor, Mr. Terry Loney, commissioned and provided us with a geological report on the Portage Bay claim that was prepared by Amanda Tremblay.  Mr. Loney was responsible for all expenses relating to obtaining this geological report.

Ms. Tremblay has an Honors Bachelor of Science degree in Geology from Queens University. The geological report summarizes details concerning the Portage Bay claim and makes a recommendation for further exploration work.  She has not physically examined the Portage Bay claim. As well, we have not retained any professional geologist or mining engineer to physically examine the claim in the field.

Based on her review of geological information relating to the Portage Bay claim, Ms. Tremblay recommends an initial exploration program on the property consisting of grid emplacement, geological mapping, sampling and a geophysical survey.

Grid emplacement involves dividing the claims area into subsections in order to aid the plotting of exploration data.  This allows a geologist to determine which specific areas of a property warrant further exploration and what mineralization structures may be present on the claim.

Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of a geologist gathering pieces of rock or soil for mineral testing because they appear to contain valuable mineralization. This provides the geologist with information regarding the presence of certain minerals in surface and near surface rocks and soil. This may indicate the potential presence of additional mineralization below the claims surface.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.  Such surveys identify areas where there may be economic quantities of mineralization.

We intend to retain Amanda Tremblay to undertake the proposed exploration on the Portage Bay claim given her familiarity with the property area.  However, we do not have any verbal or written agreement regarding the retention of Ms. Tremblay for this exploration program.

Budget

We intend to commence the initial phase of exploration in the summer of 2010 and anticipate that it will be completed by the fall of 2010, including the interpretation of all data collected. This first phase will consist of grid emplacement and geological mapping. The anticipated budget for this program is as follows:

Geologist:

  $  8,000

Technician:

  $  3,500

Travel and Lodging:

  $  1,500

Supplies:

  $  1,000

Data Compilation and Report:

  $  6,000

Total:

  $20,000

We intend to commence the second phase of exploration in the spring of 2011 and anticipate that it will be completed by the summer of 2011, including the interpretation of all data collected. This second phase will consist of additional geological mapping, sampling and a geophysical survey. The anticipated budget for this program is as follows:

Geologist:

  $20,000

Technician:

  $10,000

Travel and Lodging:

  $  3,000

Supplies:

  $  2,000

Helicopter

  $15,000

Assays:

  $20,000

Data Compilation and Report:

  $10,000

Total:

  $80,000

We intend to retain a professional geologist to undertake the proposed exploration on the Portage Bay claim. We do not have any verbal or written agreement regarding the retention of any particular geologist.

While we have enough funds on hand to commence initial exploration on the Portage Bay claim, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once these initial phases of exploration are completed. We anticipate using $14,000 of our current cash on hand to cover phase one exploration costs.  This will cover all the costs of the field work, but will require us to pay an additional $6,000 to cover data compilation and report costs.

We anticipate that additional funding will be raised from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing. Our president, Blair Sorby, has also indicated that he is prepared to lend additional funds to us to cover operating and exploration costs. However, we do not have any formal agreement with him in this regard.

Mineral Sample Procedures and Quality Assurance/Quality Control

To date, we have not collected any mineral samples from our sole mineral property interest, the Portage Bay claim.  When we commence rock and soil sampling in our proposed second phase of exploration, we will ensure that an independent geologist is the sole person who will collect samples from the claim. This person will be independent from us and will not have any interest in our shares. The geologist will ensure that custody of any samples from the claim pass directly from him or her to the assay laboratory that will analyze the samples for mineral content.

As well, all samples will be analyzed by an independent and recognized assay laboratory that follows a strict regime of internal quality assurance/quality control protocols, including blanks, duplicates, and standard reference materials inserted in the sequences of samples to provide a measure of background noise, accuracy and precision.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface.  This would first occur during the drilling phase of exploration, which is beyond the initial phases of exploration recommended by our geological consultant.

In addition, production of minerals in the province of Ontario requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  Our initial exploration, which will consist of grid emplacement, geological mapping and sampling, geophysical surveys, will not result in the physical disturbance to the claim to the extent that reclamation or environmental mediation will be necessary.  Any subsequent drilling will require some remediation work, which is not expected to exceed $10,000.  We will need to raise additional funds to finance any drilling program, including remediation costs.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-  Water discharge will have to meet water standards;

-  Dust generation will have to be minimal or otherwise re-mediated;

-  Dumping of material on the surface will have to be re-contoured and re-vegetated;

-  An assessment of all material to be left on the surface will need to be environmentally benign;

-  Ground water will have to be monitored for any potential contaminants;

-  The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-  There will have to be an impact report of the work on the local fauna and flora.

While it is difficult to know exactly how much these costs will be until we have a better indication of the size and tenor of any production operation, we would expect that they could be as high as $100,000.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our two officers, Blair Sorby and Jeff Holt.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description Of Property

We own a 100% interest in one mining claim, known as the Portage Bay claim located in the District of Sudbury, Ontario. We only hold the right to explore for and extract minerals from the Portage Bay claim. We do not own any real property rights to the Portage Bay claim. We do not own or lease any property other than the Portage Bay claim.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 202 Carson City, Nevada 89701.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.

we have ceased to be a shell company;

2.

we are subject to the reporting requirements of the Exchange Act, which we are;

3.

we have filed all Exchange Act reports required for the past 12 months, which we have; and

4.

a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 68,000, shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

			PAGE
1.	Report of Independent Registered Public Accounting Firm;		20

2.	Audited financial statements for the period from July 1, 2009 (inception) to December 31, 2009, including:		21

	a.	Balance Sheets;	21
	b.	Statements of Operation;	22
	c.	Statements of Cash Flows;	23
	d.	Statement of Stockholders' Equity; and	24
	e.	Notes to Financial Statements	25-29

3.	Interim financial statements for the period ending March 31, 2010 (unaudited)		30-37

CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
Certified Public Accountants
Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com

Todd D. Chisholm
Nephi J. Bierwolf
Troy F. Nilson
Douglas W. Morrill

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Atlas Resources Inc.
(An Exploration Stage Company)
Sherman Oaks, CA

We have audited the accompanying balance sheet of Atlas Resources Inc. (An Exploration Stage Company) as of December 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period July 1, 2009 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Atlas Resources Inc. (An Exploration Stage Company), as of December 31, 2009 and the results of its operations and its cash flows for the period July 1, 2009 (inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurring operating losses since inception and further losses are anticipated in the development of its business which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chisholm, Bierwolf, Nilson & Morrill LLC

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
February 18, 2010

PCAOB Registered, Members of AICPA, CPCAF and UACPA

533 West 2600 South, Suite 25 • Bountiful, Utah 84010

12 South Main, Suite 208, Layton, Utah 84041

Atlas Resources, Inc.
(An Exploration Stage Company)
Balance Sheet
December 31, 2009

ASSETS
Current
Cash and cash equivalents	$24,158
Total current assets	24,158

Property and Equipment
Mining interests	10,000
Total property and equipment	10,000

Total assets	$34,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$385
Related party payable (note 4)	1,181

Total current liabilities	1,566

Total liabilities	1,566

Commitments and Contingencies	-

Stockholders' Equity
Capital stock, $.001 par value,
75,000,000 shares authorized;
6,800,000 shares issued and outstanding	6,800
Additional paid-in capital	28,200
Deficit, accumulated during the exploration stage	(2,408)

Total stockholders’ equity	32,592
Total liabilities and stockholders’ equity	$34,158

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc.
(An Exploration Stage Company)
Statement of Operations

Accumulated from July 1, 2009 (inception) through December 31,
2009

Revenue	$-

Operating Expenses
Legal and accounting	385
Operation and administration	2,023
Total operating expense	2,408

Net loss from operations and before income tax	(2,408)

Income tax expense	-

Net loss	$(2,408)

Loss per common share
Basic and diluted	$(0.00)

Weighted average common shares
Basic and diluted	5,403,388

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
From July 1, 2009 (inception) through December 31, 2009

	Common Stock		Additional Paid in Capital	Accumulated Deficit During Exploration Stage	Total Stockholders' Equity
	Shares	Amount

Balance, July 1, 2009 (inception)	-	$-	$-	$-	$-

Shares issued for Cash at $0.001 per share	5,000,000	5,000	-		5,000

Shares issued for Cash at $0.01 per share	1,500,000	1,500	13,500		15,000

Shares issued for Cash at $0.05 per share	300,000	300	14,700		15,000

Net loss for the period ending December 31, 2009	-	-	-	(2,408)	(2,408)

Balance, December 31, 2009	6,800,000	$6,800	$28,200	$(2,408)	$32,592

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc.
(An Exploration Stage Company)
Statement of Cash Flows

Accumulated from July 1, 2009 (inception) through December 31,
2009
Cash flows from operating activities
Net loss	$(2,408)

Changes in operating assets and liabilities:
Increase in accounts payable	385
Increase in related party payable	1,181
Net cash used in operating activities	(842)

Cash flows from investing activities
Cash paid for mining interest	(10,000)
Net cash used in investing activities	(10,000)

Cash flows from financing activities
Proceeds from issuance of common stock	35,000
Net cash provided by financing activities	35,000

Increase in cash and cash equivalents	24,158

Cash and cash equivalents, beginning of year	-

Cash and cash equivalents, end of period	$24,158

Supplement Disclosures:
Cash paid for interest	-
Cash paid for income tax	-

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc
(An Exploration Stage Company)
Notes to the Financial Statements

Note 1 – Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on July 1, 2009. The Company has acquired a mineral property located in the Sudbury Mining District, within the province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the company’s interest in the underlying property, and the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production of proceeds for sale thereof.

Note 2 - Significant Accounting Policies

The following is a summary of significant account policies used in the preparation of these financial statements.

a. Basis of presentation

The financial statements of the Company have been prepared in accordance with General Accepted Accounting Principles (GAAP) accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b. Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

c. Mineral rights, property and acquisition costs

The Company has been in the exploration stage since its formation on July 1, 2009 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.

Mineral exploration costs are expensed as incurred.  The costs of acquiring mining properties are capitalized upon acquisition.   Mine development costs incurred to develop and expand the capacity of mines, or to develop mine areas substantially in advance of production are also capitalized.  Costs incurred, once proven and probable reserves have been established, are capitalized and will be amortized using the unit-of-production method over the life of the mineral rights.  Costs incurred to maintain current exploration or to maintain assets on a standby basis are charged to operations.  Costs of abandoned projects are charged to operations upon abandonment.

d. Impairment of long-lived assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 930-360-35, Asset Impairment, if events or circumstances indicate that their carrying amount might not be recoverable.  As of December 31, 2009, exploration progress is on target with the Company’s exploration and evaluation plan and no events or circumstances have happened to indicate that the related carrying values of the properties may not be recoverable.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Material changes to any of these factors or assumptions discussed above could result in future impairment charges to operations.

e. Fair Value of Financial instruments

The Company adopted FASB ASC 820-10-50, “Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheet for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

f. Environmental expenditures

The operations  of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries. No costs have been or may never be recognized by the company for environmental expeditions.

g. Income taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse.  Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

h. Basic and diluted net loss per share

The Company computes net loss per share in accordance with GAAP. The Company presents both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at December 31, 2009.

For the Six Months Ended
December 31, 2009
Basic Earnings per share:
Income (Loss) (numerator)	$(2,408)
Shares (denominator)	5,403,388
Per Share Amount	$(0.00)

For the Six Months Ended
December 31, 2009
Fully Diluted Earnings per share:
Income (Loss) (numerator)	$(2,408)
Shares (denominator)	5,403,388
Per Share Amount	$(0.00)

i. Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

k. Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

l. Risks and uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Note 3 – Mineral Property

Pursuant to a mineral property purchase agreement dated December 10, 2009, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in all parts of North East Quarter of the South Half Lot 8, Concession 4, claim # 4253705 Rathbun Township in the Sudbury Mining District within the province of Ontario for a cash payment of $10,000 US Dollars. Since the Company has not established the commercial feasibility of the mineral claim, the acquisition costs have been capitalized. The Company has not depleted the mineral claims as no proven reserves have been found as of December 31, 2009.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Note 4 – Related Party Payable

The president, Blair Sorby, advanced the Company $250 to open the Company’s bank account. During the current period, the president advanced the Company an additional $931 for operating costs.  As of December 31, 2009 the related party payable is $1,181.

Note 5 - Capital Stock

Authorized

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

In July 2009 the Company issued 4,000,000 shares of our common stock for cash at $0.001 per share

In August 2009 the Company issued 1,000,000 and 1,000,000 shares of our common stock for cash at $0.001 and $0.01 per share, respectively.

In September 2009 the Company issued 500,000 and 210,000 shares of our common stock for cash at $0.01 and $0.05 per share, respectively.

In October 2009 the Company issued 90,000 shares of our common stock for cash at $0.05 per share.

Note 6 - Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

December 31, 2009
Deferred tax asset
Net operating loss carryforward	$(819)
Valuation allowance	819
Total	$-

The components of income tax expense are as follows:

For the period from the inception on July 1, 2009 to December 31 ,2009
Current federal tax	$-
Current state tax	-

Change in NOL benefit	819
Change in valuation allowance	(819)

Total	$-

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.  A provision for income taxes has not been made due to net operating loss carry-forwards of $819 as of December 31, 2009 which may be offset against future taxable income through 2029. No tax benefit has been reported in the financial statements.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

For the six months ended
December 31,
2009
Beginning Balance	$-
Additions based on tax position related
to current year	-
Additions for tax positions of prior years	-
Reductions for tax positions of prior years	-
Reduction in benefit due to income tax expense	-
Ending balance	$-

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  As of December 31, 2009, the Company had no accrued interest or penalties related to uncertain tax positions.

Note 7 – Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $2,408 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the

Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of gold reserves.

These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 8 – Subsequent Events

Subsequent to December 31, 2009, and through February 5, 2010, the Company elected Jeff Holt to Secretary of the Corporation.

Atlas Resources Inc. has evaluated subsequent events for the period December 31, 2009 through the date the financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition of disclosure in its financial statements.

Interim financial statements for the period ending March 31, 2010 (unaudited):

Atlas Resources, Inc.
(An Exploration Stage Company)
Balance Sheets

ASSETS
	March 31,	December 31,
	2010	2009
	(unaudited)
Current
Cash and cash equivalents	$22,918	$24,158
Total current assets	22,918	24,158

Property and Equipment
Mining interests	10,000	10,000
Total property and equipment	10,000	10,000

Total assets	$32,918	$34,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$605	$385
Related party payable (note 4)	1,208	1,181

Total current liabilities	1,813	1,566

Total liabilities	1,813	1,566

Commitments and Contingencies	-	-

Stockholders' Equity
Capital stock, $.001 par value,
75,000,000 shares authorized;
6,800,000 shares issued and outstanding	6,800	6,800
Additional paid-in capital	28,200	28,200
Deficit, accumulated during the exploration stage	(3,895)	(2,408)

Total stockholders’ equity	31,105	32,592
Total liabilities and stockholders’ equity	$32,918	$34,158

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc.
(An Exploration Stage Company)
Statements of Operations

	Three Months Ended March 31,	For the Period July 1, 2009 (inception) through December 31,	Accumulated from July 1, 2009 (inception) through March 31,
	2010	2009	2010
	(unaudited)
Revenue	$-	$-	$-

Operating Expenses
Consulting	500	-	500
Legal and accounting	605	385	990
Operation and administration	382	2,023	2,405
Total operating expense	1,487	2,408	3,895

Net loss from operations and before income tax	(1,487)	(2,408)	(3,895)

Income tax expense	-	-	-

Net loss	$(1,487)	$(2,480)	$(3,895)

Loss per common share
Basic and diluted	$-	$-

Weighted average common shares
Basic and diluted	6,800,000	5,403,388

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc.
(An Exploration Stage Company)
Statements of Stockholders' Equity
For the Period July 1, 2009 (inception) through March 31, 2010

	Common Stock		Additional Paid in Capital	Accumulated Deficit During Exploration Stage	Total Stockholders' Equity
	Shares	Amount

Balance, July 1, 2009 (inception)	-	$-	$-	$-	$-

Shares issued for Cash at $0.001 per share	5,000,000	5,000	-		5,000

Shares issued for Cash at $0.01 per share	1,500,000	1,500	13,500		15,000

Shares issued for Cash at $0.05 per share	300,000	300	14,700		15,000

Net loss for the period ending December 31, 2009	-	-	-	(2,408)	(2,408)

Balance, December 31, 2009	6,800,000	$6,800	$28,200	$(2,408)	$32,592

Net loss for the period ending March 31, 2010	-	-	-	(1,487)	(1,487)

Balance, March 31, 2010 (unaudited)	6,800,000	$6,800	$28,200	$(3,895)	$31,105

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc.
(An Exploration Stage Company)
Statements of Cash Flows

	Three Months Ended March 31,	For the Period July 1, 2009 (inception) through December 31,	Accumulated from July 1, 2009 (inception) through March 31,
	2010	2009	2010
	(Unaudited)
Cash flows from operating activities
Net loss	$(3,895)	$(2,408)	$(3,895)

Changes in operating assets and liabilities:
Increase in accounts payable	605	385	605
Increase in related party payable	1,208	1,181	1,208
Net cash used in operating activities	(2,082)	(842)	(2,082)

Cash flows from investing activities
Cash paid for mining interest	(10,000)	(10,000)	(10,000)
Net cash used in investing activities	(10,000)	(10,000)	(10,000)

Cash flows from financing activities
Proceeds from issuance of common stock	35,000	35,000	35,000
Net cash provided by financing activities	35,000	35,000	35,000

Increase in cash and cash equivalents	22,918	24,158	22,918

Cash and cash equivalents, beginning of year	-	-	-

Cash and cash equivalents, end of period	$22,918	$24,158	$22,918

Supplement Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income tax	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Atlas Resources, Inc
(An Exploration Stage Company)
Notes to the Financial Statements

Note 1 – Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ deficit or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the audited period ending December 31, 2009. The interim results for the period ended March 31, 2010 are not necessarily indicative of the results for the full fiscal year.

Note 2 – Nature of Operations

The Company was incorporated in the State of Nevada on July 1, 2009. The Company has acquired a mineral property located in the Sudbury Mining District, within the province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the company’s interest in the underlying property, and the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production of proceeds for sale thereof.

Note 3 - Significant Accounting Policies

The following is a summary of significant account policies used in the preparation of these financial statements.

a. Basis of presentation

The financial statements of the Company have been prepared in accordance with General Accepted Accounting Principles (GAAP) accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b. Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

c. Mineral rights, property and acquisition costs

The Company has been in the exploration stage since its formation on July 1, 2009 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.

Mineral exploration costs are expensed as incurred.  The costs of acquiring mining properties are capitalized upon acquisition.   Mine development costs incurred to develop and expand the capacity of mines, or to develop mine areas substantially in advance of production are also capitalized.  Costs incurred, once proven and probable reserves have been established, are capitalized and will be amortized using the unit-of-production method over the life of the mineral rights.  Costs incurred to maintain current exploration or to maintain assets on a standby basis are charged to operations.  Costs of abandoned projects are charged to operations upon abandonment.

d. Impairment of long-lived assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 930-360-35, Asset Impairment, if events or circumstances indicate that their carrying amount might not be recoverable.  As of March 31,

2010, exploration progress is on target with the Company’s exploration and evaluation plan and no events or circumstances have happened to indicate that the related carrying values of the properties may not be recoverable.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Material changes to any of these factors or assumptions discussed above could result in future impairment charges to operations.

e. Fair Value of Financial instruments

The Company adopted FASB ASC 820-10-50, “Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheet for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

f. Environmental expenditures

The operations  of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries. No costs have been or may never be recognized by the company for environmental expeditions.

g. Income taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse.  Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

h. Basic and diluted net loss per share

The Company computes net loss per share in accordance with GAAP. The Company presents both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at March, 31, 2010.

For the Three Months Ended
March 31, 2010
Basic Earnings per share:
Income (Loss) (numerator)	$(3,895)
Shares (denominator)	5,403,388
Per Share Amount	$(0.00)

For the Three Months Ended
March 31, 2010
Fully Diluted Earnings per share:
Income (Loss) (numerator)	$(3,895)
Shares (denominator)	5,403,388
Per Share Amount	$(0.00)

i. Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

j. Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

k. Risks and uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Note 4 – Mineral Property

Pursuant to a mineral property purchase agreement dated December 10, 2009, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in all parts of North East Quarter of the South Half Lot 8, Concession 4, claim # 4253705 Rathbun Township in the Sudbury Mining District within the province of Ontario for a cash payment of $10,000 US Dollars. Since the Company has not established the commercial feasibility of the mineral claim, the acquisition costs have been capitalized. The Company has not depleted the mineral claims as no proven reserves have been found as of March 31, 2010.

Note 5 – Related Party Payable

The president, Blair Sorby, advanced the Company $250 to open the Company’s bank account. As of December 31, 2009, the president advanced the Company an additional $931 for operating costs, increasing the total the related party payable to $1,181.

During the current period, the president advanced the Company an additional $27 for operating costs.  As of March 31, 2010 the related party payable is $1,208.

Note 6 - Capital Stock

Authorized

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

In July 2009 the Company issued 4,000,000 shares of our common stock for cash at $0.001 per share

In August 2009 the Company issued 1,000,000 and 1,000,000 shares of our common stock for cash at $0.001 and $0.01 per share, respectively.

In September 2009 the Company issued 500,000 and 210,000 shares of our common stock for cash at $0.01 and $0.05 per share, respectively.

In October 2009 the Company issued 90,000 shares of our common stock for cash at $0.05 per share.

Note 7 – Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $3,895 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of gold reserves.

These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 8 – Subsequent Events

Atlas Resources Inc. has evaluated subsequent events for the period March 31, 2010 through the date the financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition of disclosure in its financial statements.

Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Portage Bay claim consisting of grid emplacement, geological mapping, sampling and a geophysical survey. We estimate that the cost of this entire program, which we will conduct in two phases, will be approximately $100,000.

We intend to retain a professional geologist to undertake the proposed exploration on the Portage Bay claim. We do not have any verbal or written agreement regarding the retention of any particular geologist.

We intend to commence the initial phase of exploration in the summer of 2010 and anticipate that it will be completed by the fall of 2010, including the interpretation of all data collected. This first phase will consist of grid emplacement and geological mapping. The anticipated budget for this program is as follows:

Geologist:

  $  8,000

Technician:

  $  3,500

Travel and Lodging:

  $  1,500

Supplies:

  $  1,000

Data Compilation and Report:

  $  6,000

Total:

  $20,000

We intend to commence the second phase of exploration in the spring of 2011 and anticipate that it will be completed by the summer of 2011, including the interpretation of all data collected. This second phase will consist of additional geological mapping, sampling and a geophysical survey. The anticipated budget for this program is as follows:

Geologist:

  $20,000

Technician:

  $10,000

Travel and Lodging:

  $  3,000

Supplies:

  $  2,000

Helicopter

  $15,000

Assays:

  $20,000

Data Compilation and Report:

  $10,000

Total:

  $80,000

As well, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $125,000.

While we have enough funds on hand to commence initial exploration on the Portage Bay claim, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once these initial phases of exploration are completed. We anticipate using $14,000 of our current cash on hand to cover phase one exploration costs.  This will cover all the costs of the field work, but will require us to pay an additional $6,000 to cover data compilation and report costs.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing. Our president, Blair Sorby, has also indicated that he is prepared to lend additional funds to us to cover operating and exploration costs. However, we do not have any formal agreement with him in this regard.

Results Of Operations From Inception to March 31, 2010

We did not earn any revenues from our incorporation on July 1, 2009 to March 31, 2010. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $3,895 for the period from our inception on July 1, 2009 to March 31, 2010. These operating expenses were comprised of legal and accounting fees of $990, consulting fees of $500 and operation and administration expenses of $2,405.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors: Name of Director	Age
Blair Sorby	45
Jeff Holt	35

Executive Officers:

Name of Officer	Age	Office
Blair Sorby	45	President and Chief Executive Officer
Jeff Holt	35	Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Blair Sorby

Mr. Sorby has acted as our sole director and officer since our inception on July 1, 2009.  He obtained his Bachelor of Science degree from University of Portland and a Master in Business development from DeVry University.  For the past 20 years, Mr. Sorby has been involved in real estate land development in the United States and Canada.  He has previously completed 57 commercial projects and is currently completing the first phase of an 80 acre land development in Canada.  From December 2003 to April 2004, Mr. Sorby acted as senior project manager for Cal Mor Construction of Calabas, California. From April 2004 to March 2007, he was senior director of construction at Aimco, Inc., of Irvine, California. Since March 2007, Mr. Sorby has been employed raising private funding for Cal Mor Construction.

Mr. Sorby intends to devote approximately 80% of his business time to our affairs.  Mr. Sorby does not have any technical experience in the mineral exploration property business sector.

Jeff Holt

Mr. Holt has acted as our secretary and treasurer since February 10, 2010.  Mr. Holt completed his undergraduate degree in Political Science from the University of San Diego and continued to law school at Loyola Law School in Los Angeles.  In the past ten years, he has been involved in business development in the real estate sector.  From May 2005 to June 2009, Mr. Holt acted as director of construction (May 2005 to January 2008) and then as senior director of construction (January 2008 to June 2009) at Aimco, Inc. of Irvine, California. Since June 2009, he has provided renovation services to construction companies through his privately owned company, Holt Construction.

Mr. Holt will to devote approximately 25% of his business time to our affairs.  Mr. Holt does not have any technical experience in the mineral exploration property business sector.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 1, 2009 to December 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Blair Sorby President and CEO	2010 2009	None None	None None	None None	None None	None None	None None	None None	None None
Jeff Holt Secretary and Treasurer	2010 2009	None None	None None	None None	None None	None None	None None	None None	None None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Blair Sorby. We do not pay him any amount for acting as a director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at August 6, 2010. Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of	Percent
Class	of beneficial owner	beneficial ownership	of class
Common	Blair Sorby	4,000,000	58.82%
Stock	President, Chief
	Executive Officer,
	and Director
	4759 Kester Avenue
	Sherman Oaks, CA 91403

Common	Jeff Holt	0	0.00%
Stock	Secretary and Treasurer
	4759 Kester Avenue
	Sherman Oaks, CA 91403

Common	All Officers and Directors	4,000,000	58.82%
Stock	as a group that consists of	shares
	two people

The percent of class is based on 6,800,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our sole promoter, Blair Sorby;

* Any relative or spouse of any of the foregoing persons who has the same house as such person;

* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure Of Commission Position Of Indemnification For

Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$10
Transfer Agent Fees	$2,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$3,000
Edgar filing fees	$1,500

Total	$16,510

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We issued 4,000,000 shares of our common stock to Blair Sorby on July 4, 2009. Mr. Sorby is our president, chief executive officer, treasurer, secretary and a director. He acquired these 4,000,000 shares at a price of $0.001 per share for total proceeds to us of $4,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Sorby was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that they were each acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to the following four purchasers on August 12, 2009:

Name of Subscriber	Number of Shares

Kevin Remington	250,000
Kyle Carlson	250,000
Josef T Wolff Glennanthony	250,000
Devin Andrew Dye	250,000

The total amount received from this offering was $1,000. We completed this offering pursuant to Regulation D of the Securities Act.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to the following 15 purchasers on September 2, 2009:

Name of Subscriber	Number of Shares
James Reinig	100,000
Derek Reinig	100,000
Raymond Miranda	100,000
Thomas Taubman	100,000
James M. Acresti	100,000
Oscar Perez	100,000
Enzo Paredes	100,000
Scott Frentrop	100,000
Paul Fontana	100,000
Frank Dominelli	100,000
Bradford D. Campbell	100,000
Stirling Gardner	100,000
Gil Patrick Moreno	100,000
Christophe Touchard	100,000
John Scasino	100,000

The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation D of the Securities Act.

We completed an offering of 300,000 shares of our common stock at a price of $0.05 per share to the following 14 purchasers on October 30, 2009:

Name of Subscriber	Number of Shares
Alejandro Neciosup Paz	30,000
Alejandro Javier Neciosup	30,000
Jonathan Boggs	30,000
Salvador Escalante	30,000
Leonard Lee Escalante	30,000
Courtney Kramer	30,000
Van Riley	30,000
David Michie	30,000
Ryan Anglin	30,000
Tara Gray	30,000

The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation D of the Securities Act.

Regulation D and Rule 504 Compliance

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exhibits

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Legal Opinion
10.1*	Mineral Property Purchase Agreement
23.1	Consent of Independent Accountant
23.2*	Consent of Thomas Puzzo, Esq. (included in Exhibit 5.1)
23.3	Consent of Amanda Tremblay, geological consultant
99.1	Portage Bay Property Location Map

       * Filed as an exhibit to our registration statement on Form S-1 dated May 14, 2010

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sherman Oaks, State of California, on August 6, 2010.

Atlas Resources, Incorp.

By: /s/ Blair Sorby

Blair Sorby

President, Chief Executive Officer,

and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Blair Sorby	President, Chief Executive	August 6, 2010
Blair Sorby	Officer and Director

/s/ Jeff Holt	Secretary, Treasurer,	August 6, 2010
Jeff Holt	principal accounting officer, and
principal financial officer